As filed with the Securities and Exchange Commission on January 26, 2001.
                                                 Registration No. ____________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                            SBC COMMUNICATIONS INC.
             (Exact Name of Registrant as Specified in Its Charter)

   Delaware                                            43-1301883
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)

     175 E. Houston, San Antonio, Texas                            78205-2233
(Address of Principal Executive Offices)                           (Zip Code)



                          2001 Incentive Plan and
                      1996 Stock and Incentive Plan
                        (Full Title of the Plans)

Name, address and telephone         Please send copies of all communications to:
number of agent for service:
Judith M. Sahm                                    Wayne Wirtz, Esq.
SBC Communications Inc.                           SBC Communications Inc.
175 E. Houston, 11th Floor                        175 E. Houston, 2nd Floor
San Antonio, Texas 78205-2233                     San Antonio, Texas 78205-2233
 (210) 821-4105                                    (210) 821-4105


                      CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of Securities Amount To  Proposed Maximum  Proposed Maximum      Amount of
 To Be Registered      Be     Offering Price Per Aggregate Offering Registration
                  Registered       Share               Price               Fee
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Common Stock, par   90,000,000    $47.595        $4,283,550,000   $1,070,887.50
value $1.00 per share   (1)          (2)                (2)
--------------------------------------------------------------------------------
(1) The number of shares being registered represents the number of shares of Common Stock which may be issued pursuant to the 2001 Incentive Plan and 1996 Stock and Incentive Plan, in addition to 26,000,000 shares previously registered on Form S-8 under Registration No. 333-30669 (the foregoing amount was adjusted to reflect a 2-for-1 stock split in 3/98).
(2) The price per share was calculated in accordance with Rule 457(c) and (h) for purposes of calculating the registration fee. The maximum aggregate offering price was computed by multiplying shares by the average of the high and low price of the stock on January 24, 2001.

Pursuant to Rule 416(a) this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required.





                      EXPLANATORY NOTE AND INCORPORATION
                     OF CERTAIN INFORMATION BY REFERENCE
               PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8


     This Registration Statement registers additional securities for the 2001 Incentive Plan and the 1996 Stock and Incentive Plan the (the "Plans"). The contents of the Registration Statement on Form S-8 relating to the 1996 Stock and Incentive Plan (Registration No. 333-30669 filed on July 1, 1997) is hereby incorporated by reference, including all exhibits thereto and any documents incorporated by reference therein (the "Prior Registration Statement"). The Prior Registration Statement is currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relates and to be issued pursuant to the Plans.


                 PART I. INFORMATION REQUIRED IN PROSPECTUS

     Pursuant to the Note to Part 1 of Form S-8, the documents containing the information specified by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

              PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents have been filed by SBC Communications Inc. ("SBC") with the Securities and Exchange Commission (the "SEC") (File No. 1-8610) and are incorporated herein by reference: Annual Report on Form 10-K for the year ended December 31, 1999; Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000; the description of SBC's shares of common stock, contained in its Registration Statement on Form 10, dated November 15, 1983; and SBC's Current Reports on Form 8-K, dated January 13, 2000, January 25, 2000, January 28, 2000, February 22, 2000, April 10, 2000,
April 26, 2000,  July 6, 2000,  July 7, 2000,  July 28,  2000,  August 17, 2000,
August 28, 2000, October 3, 2000, and October 12, 2000.

     All documents filed by SBC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



Item 4.  Description of Capital Stock

     Not applicable; SBC's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

        None.

Item 6.  Indemnification of Directors and Officers

     The laws of the State of Delaware provide for indemnification of any person (the "Indemnitee"), under certain circumstances, against reasonable expenses, including attorneys' fees, incurred in connection with the defense of a civil, criminal, administrative or investigative proceeding (other than an action by or in the right of SBC) to which such person has been made, or threatened to have been made, a party by reason of the fact that he or she is or was serving as a director, officer, employee or agent of SBC or by reason of the fact that he or she is or was serving at the request of SBC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Pursuant to the statutes, indemnity may be provided for if the Indemnitee acted in good faith (and with respect to a criminal action or proceeding, had no reason to believe his or her conduct was unlawful) and in a manner reasonably believed to be in or not opposed to the best interests of SBC. With respect to any threatened, pending or completed action or suit by or in the right of SBC, the statute provides that SBC may indemnify against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement if the Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of SBC, except that no indemnification may be made if the Indemnitee shall have been adjudged to be liable to SBC unless specific court approval is obtained. The statute further provides that the indemnification provided pursuant to it shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareowners or disinterested directors or otherwise. The bylaws of SBC provide that SBC shall indemnify, and advance expenses to, any director, officer, employee or agent of SBC or any person serving as a director or officer of any other entity at the request of SBC to the fullest extent permitted by law.

     Under the statute, SBC may, and does, maintain insurance policies covering SBC, any director or officer of SBC and any person serving at the request of SBC as a director or officer of any other entity. These insurance policies generally cover liabilities arising out of such service, including liabilities for which any such person may not be indemnified by SBC.

     In recognition of the directors' and officers' need for substantial protection against personal liability in order to assure their continued service to SBC in an effective manner, their reliance on the bylaws and to provide them with specific contractual assurances that the protection promised by such bylaws will be available to them, SBC has entered into indemnity agreements with each of its directors and officers.

     Each agreement specifies that SBC will indemnify the director or officer to the fullest extent permitted by law, as soon as practicable after written demand is presented, against any and all expenses and losses arising out of any action, suit or proceeding, inquiry or investigation related to the fact that the director or officer is or was a director, officer or employee, agent or fiduciary of SBC or was serving another corporation, partnership or joint venture in such a capacity at the request of SBC. Each agreement also provides that SBC will promptly advance any expenses if requested to do so. Each director and officer undertakes in the agreement to repay such advancements if it is ultimately determined that he or she was not entitled to indemnification. The right of any director or officer to indemnification in any case will be determined by either the Board of Directors (provided that a majority of directors are not parties to the claim), by a person or body selected by the Board of Directors or, if there has been a change in control, defined in the agreement generally to mean an acquisition by any person of 20 percent or more of SBC's stock or a change in the identity of a majority of the Board of Directors over a two-year period, by a special, independent counsel.

     In each agreement, SBC commits to maintaining its insurance coverage of directors and officers both in scope and amount at least as favorable as the policies maintained as of the effective date of the agreement. In the event that such insurance is not reasonably available or if it is determined in good faith that the cost of the insurance is not reasonably justified by the coverage thereunder or that the coverage thereunder is inadequate, SBC may discontinue any one or more of such policies or coverages. In such event, SBC agrees to hold harmless and indemnify directors and officers to the full extent of the coverage which would otherwise have been provided if the insurance in effect on the effective date of the agreements had been maintained. Each agreement will remain effective so long as the director or officer is subject to liability for an indemnifiable event (the "indemnification period"). Each agreement also provides that if during the indemnification period the then existing directors and officers have more favorable indemnification rights than those provided for in the agreement, each director or officer shall be entitled to such more favorable rights. The foregoing summary is subject to the detailed provisions of the Delaware General Corporation Law, SBC's bylaws, and the agreements between SBC and each of its directors and officers.

Item 7.  Exemption from Registration Claimed

        Not applicable.

Item 8.  Exhibits

Exhibit Number Description of Exhibits

    5            Validity opinion of James D. Ellis, Esq.

    23-a         Consent of Ernst & Young LLP, Independent Auditors

    23-b         Consent of Arthur Andersen LLP

    23-c         Consent of James D. Ellis, Esq. (contained in opinion
                      filed as Exhibit 5)

    24-a         Power of Attorney of Officer/Director

    24-b         Powers of Attorney of Directors

Item 9.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 or otherwise (excluding the insurance policies referred to therein), the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (a)  The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration
Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                    SIGNATURES


The Registrant:

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 26th day of January 2001.

                                            SBC COMMUNICATIONS INC.


                                            By:  /s/ Donald E. Kiernan
                                                Donald E. Kiernan
                                                Senior Executive Vice President
                                                and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Principal Executive Officer:         Edward E. Whitacre, Jr.*
                                     Chairman and Chief Executive Officer

Principal Financial                  Donald E. Kiernan
and Accounting Officer:              Senior Executive Vice President and
                                     Chief Financial Officer


DIRECTORS:                           By:   /s/ Donald E. Kiernan
Clarence C. Barksdale*                 Donald E. Kiernan, as attorney-in-fact
James E. Barnes*                       for Mr. Whitacre, the Directors, and on
William P. Clark*                      his own behalf as Principal Financial
Martin K. Eby, Jr.*                    and Accounting Officer
Herman E. Gallegos*
Jess T. Hay*                           January 26, 2001
James A. Henderson*
Bobby R. Inman*
Charles F. Knight*
Lynn M. Martin*
John B. McCoy*
Mary S. Metz*
Toni Rembe*
S. Donley Ritchey*
Joyce M. Roche*
Carlos Slim Helu*
Patricia P. Upton*
Edward E. Whitacre, Jr.*
* By power of attorney




Item 8.  Exhibits

Exhibit Number  Description of Exhibits

    5             Validity opinion of James D. Ellis, Esq.

    23-a          Consent of Ernst & Young LLP, Independent Auditors

    23-b          Consent of Arthur Andersen LLP

    23-c          Consent of James D. Ellis, Esq. (contained in opinion filed as Exhibit 5)

    24-a          Power of Attorney of Officer/Director

    24-b          Powers of Attorney of Directors




                                                                      Exhibit 5


                                              [on SBC Letterhead]

                                            January 26, 2001


SBC Communications Inc.
175 E. Houston Street
San Antonio, Texas  78205

Dear Sirs:

     In connection with the registration under the Securities Act of 1933 (the "Act") of shares of Common Stock, par value $1.00 per share (the "Shares"), of SBC Communications Inc., a Delaware corporation ("SBC"), I am of the opinion that:

     (1) The Shares have been duly authorized to the extent of 90,000,000 Shares, which may be purchased pursuant to the terms of the 2001 Incentive Plan and the 1996 Stock and Incentive Plan (the "Plans"), and, when the registration statement on Form S-8 relating to the Shares to be issued pursuant to the Plans (the "Registration Statement") has become effective under the Act, upon issuance of such Shares and payment therefore in accordance with the Plans and the resolutions of the Board of Directors of SBC relating thereto, the Shares will be legally and validly issued, fully paid and nonassessable; and

     (2) SBC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     The foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

     I have relied as to certain matters on information obtained from public officials, officers of SBC and other sources believed by me to be responsible.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                               Very truly yours,

                                               /s/ James D. Ellis



                                                               Exhibit 23-a

                  CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of SBC Communications Inc. pertaining to the 2001 Incentive Plan and the 1996 Stock and Incentive Plan of our report dated February 11, 2000, with respect to the consolidated financial statements and schedules of SBC Communications Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP


January 26, 2001
San Antonio, Texas


                                                                   Exhibit 23-b


                        CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this registration statement of SBC Communications Inc. on Form S-8 of our report dated January 21, 1999, on our audits of the consolidated financial statements and financial statement schedule of Ameritech Corporation as of December 31, 1998, and for each of the two years in the period then ended, which is included in SBC's Annual Report on Form 10-K for the year ended December 31, 1999.


                                               ARTHUR ANDERSEN LLP



Chicago, Illinois
January 25, 2001



                                                                 Exhibit 24-a

                                       POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS:

     THAT, WHEREAS, SBC COMMUNICATIONS INC., a Delaware corporation, hereinafter referred to as the "Corporation," proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the issuance of shares of the Corporation's Common Stock pursuant to the 2001 Incentive Plan and the 1996 Stock and Incentive Plan; and

     WHEREAS, the undersigned is an officer and a director of the Corporation;

     NOW, THEREFORE, the undersigned hereby constitutes and appoints James D. Ellis, Donald E. Kiernan, Michael J. Viola, or any one of them, all of the City of San Antonio and State of Texas, his attorneys for him and in his name, place and stead, and in each of his offices and capacities in the Corporation, to execute and file such Registration Statement, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand the 26th day of January 2001.




/s/ Edward E. Whitacre, Jr.
Edward E. Whitacre, Jr.
Chairman of the Board, Director
and Chief Executive Officer




                                                                 Exhibit 24-b

                                       POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS:

     THAT, WHEREAS, SBC COMMUNICATIONS INC., a Delaware corporation, hereinafter referred to as the "Corporation," proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the issuance of shares of the Corporation's Common Stock pursuant to the 2001 Incentive Plan and the 1996 Stock and Incentive Plan; and WHEREAS, each of the undersigned is a director of the Corporation;

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Edward E. Whitacre, Jr., James D. Ellis, Michael J. Viola, or any one of them, all of the City of San Antonio and State of Texas, the undersigned's attorneys for the undersigned and in the undersigned's name, place and stead, and in the undersigned's office and capacity in the Corporation, to execute and file such Registration Statement, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the 26th day of January 2001.


/s/ Clarence C. Barksdale                          /s/ James E. Barnes
Clarence C. Barksdale                              James E. Barnes
Director                                           Director


/s/ Martin K. Eby, Jr.                             /s/ William P. Clark
Martin K. Eby, Jr.                                 William P. Clark
Director                                           Director


/s/ Jess T. Tay                                    /s/ Herman E. Gallegos
Jess T. Hay                                        Herman E. Gallegos
Director                                           Director



/s/ Bobby R. Inman                                 /s/ James A. Henderson
Bobby R. Inman                                     James A. Henderson
Director                                           Director


/s/ Lynn M. Martin                                 /s/ Charles F. Knight
Lynn M. Martin                                     Charles F. Knight
Director                                           Director


/s/ Mary S. Metz                                   /s/ John B. McCoy
Mary S. Metz                                       John B. McCoy
Director                                           Director


/s/ S. Donley Ritchey                              /s/ Toni Rembe
S. Donley Ritchey                                  Toni Rembe
Director                                           Director


/s/ Charles Slim Helu                              /s/ Joyce M. Roche
Charles Slim Helu                                  Joyce M. Roche
Director                                           Director


                                                   /s/ Patricia P. Upton
                                                   Patricia P. Upton
                                                   Director